SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
____________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 14, 2008

Sunberta Resources, Inc.

(Exact name of registrant as specified in its charter)

Nevada	333-143597	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

45 Cove Park Road NE, Calgary, AB	T3K 5XB
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 612-604-4914

___________________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 3 - SECURITIES AND TRADING MARKETS

Item 5.03 Amendments to Articles of Incorporation or Bylaws

On January 2, 2008, our Board of Directors resolved to amend the Articles of Incorporation pursuant to Nevada Revised Statues 78.207 to increase the number of authorized shares of our common stock, par value $.001, from 75,000,000 to 1,500,000,000 shares. Correspondingly, our Board of Directors affirmed a forward split of twenty (20) to one (1) in which each shareholder will be issued twenty common shares in exchange for each one common share of their currently issued common stock.

A record date of January 14, 2007 was established in order to provide the NASD ten days notice pursuant to Rule 10b-17 of the Securities and Exchange Act of 1934 as amended. All shareholders of this record date will receive twenty shares of our common stock in exchange for each one common share of their currently issued common stock. These share certificates will be issued upon surrender.

On January 2, 2008, we filed a Certificate of Change Pursuant to NRS 89.209 in connection with the transaction with the Nevada Secretary of State for the increase in authorized shares and forward split. Under the Nevada Revised Statutes, shareholder approval was not required.

A copy of the Amendment is attached hereto as Exhibit 3.1 and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits

Exhibit Number	Description.
3.01	Certificate of Change

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sunberta Resources, Inc.

/s/ Kelly Sundberg
Kelly Sundberg
President, Principal Executive Officer, Principal Financial Officer
Date: January 11, 2008